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                                                                    EXHIBIT 2.2

                        AGREEMENT AND PLAN OF ACQUISITION

                  This Agreement and Plan of Acquisition is made as of the 30th day of December, 1996, among Champion Financial Corporation, a Utah Corporation having its principal place of business at 19 Hillsyde Court, Cockeysville, Maryland 21030 ("CFC"), Mark D. Dyer, an individual residing at 1607 W. Thunderhill Drive, Phoenix, Arizona 85045 ("Dyer") and Darren Sivertsen an individual residing at 9328 Angelfish Drive, Las Vegas, Nevada 89117 ("Sivertsen"). Dyer and Sivertsen are referred to collectively in this Agreement as the "TRPN Shareholders."

         The TRPN Shareholders own all the issued and outstanding shares of capital stock of Three Rivers Provider Network, a Nevada corporation ("TRPN"). CFC desires to acquire from the TRPN Shareholders, and the TRPN Shareholders desire to transfer to CFC, solely in exchange for voting common stock of CFC, 1000 shares, constituting 100% of the outstanding capital stock of TRPN pursuant to a plan for a tax-free reorganization within the meaning of Section 368 (a)(1) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

         The parties therefore agree as follows:

1.       TERMS OF EXCHANGE

         (a) On the Closing Date (as hereinafter defined), and upon the terms and subject to the conditions set forth in this Agreement, the TRPN Shareholders Mark D. Dyer will transfer, assign and deliver to CFC 650 shares of the Common Stock, and Darren Sivertsen will transfer, assign and deliver to CFC 350 shares of the Common Stock, par value $.001 per share, of TRPN (the "TRPN Shares"), constituting together 100% of the outstanding capital stock of TRPN, free and clear of all liens, claims, pledges and encumbrances of any kind whatsoever. Certificates evidencing such shares will be delivered to CFC on the Closing Date, duly endorsed, or with appropriate stock powers attached, for transfer to CFC with all necessary transfer tax stamps, if any, affixed or provided for.

         (b) In full consideration and exchange for the TRPN Stock, CFC shall issue and deliver to the TRPN Shareholders on the Closing Date 65,000 shares to Dyer and 35,000 shares to Sivertsen fully paid and non-assessable shares of the voting Common Stock par value $.001 per share, of CFC. The shares of CFC to be issued and delivered to the TRPN Shareholders herein shall constitute the sole and exclusive consideration to be delivered to Dyer and Sivertsen in exchange for the TRPN Shares. The 1,000 shares of TRPN stock to be transferred to CFC, and the 100,000 shares of CFC stock to be issued to the TRPN Shareholders (the "CFC Shares") shall be subject to appropriate adjustment for any exchange, stock split, stock dividend or other reclassification or changes or

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consolidation or reorganization of TRPN or CFC between the date hereof and the
Closing and all adjustment will be equal to the amounts stated within this agreement.

2. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below.

         (a) "BUSINESS" shall mean the business previously carried on by Three Rivers Provider Network of operating a national preferred provider organization and providing related services and products designed to reduce the costs of medical care.

         (b) "CUSTOMER LISTS" shall mean all names, addresses and other pertinent information in the possession of TRPN relating in any way to customers for products included in the Business, including prospective purchasers who have contacted or been contacted by either of such corporations but from whom orders have not been received.

         (c) "EQUIPMENT" shall mean all of TRPN furniture, machinery, tools and equipment used in the Business.

3. REPRESENTATION AND WARRANTIES OF THE TRPN SHAREHOLDERS. Each of the TRPN Shareholders, jointly and severally, represents and warrants to CFC that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section) except as such statements may be affected by the transactions specifically described in this Agreement.

         (a) ORGANIZATION; QUALIFICATION. TRPN is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. TRPN presently has no subsidiaries. TRPN has the corporate power and authority to own, lease and operate the properties used by it in the Business and to carry on the Business as now being conducted. The TRPN Shareholders have previously delivered to CFC complete and correct copies of the certificates of incorporation and by-laws TRPN as presently in effect. A sets forth the names and positions of all directors and officers of TRPN.

         (b) CAPITALIZATION AND TITLE TO STOCK. The authorized capital stock of TRPN consists of 2,500 shares of Common Stock, par value $.001 per share, of which 1,000 shares are issued and outstanding, and no shares are reserved for issuance.

              (i) The TRPN Shares have been validly authorized and issued, are fully paid and non-assessable and are owned by the TRPN Shareholders beneficially and of record, free and clear of any lien, security interest, pledge, charge,


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             claim, option, equity, right, restriction on transfer or
             encumbrance of any nature whatsoever.

              (ii) There is no option, warrant, call, subscription or other right, commitment or understanding that directly or indirectly calls for the issuance of any shares of capital stock of TRPN. Except as set forth in Exhibit B, neither of such corporations has any equity interest in any corporation, partnership, joint venture or other entity nor is either of them subject to any obligation to make any equity investment in or other capital contribution to any corporation, partnership, joint venture or other entity.

             (c) FINANCIAL STATEMENTS. TRPN has had limited operations prior to this date and the TRPN Shareholders have heretofore furnished CFC with copies of the unaudited statements for the period ending December 31, 1996.

             (d) ABSENCE OF CERTAIN CHANGES. Since the date of the most recent balance sheet referred to in the preceding paragraph, there has not been:

             (i) any sale, lease, abandonment or other disposition of any assets relating to the Business other than in the ordinary course of business;

             (ii) any damage, loss (whether or not covered by insurance) affecting such assets:

             (iii) any change in the compensation of any employee except for normal year end raises in the ordinary course of the applicable corporation's business, or any hiring of any employee;

             (iv) any material adverse change in the condition (financial or other) of the Business; or

             (v) any other material transaction by TRPN not in the ordinary course of its business.

             (e) BROKERS. All negotiations by the TRPN Shareholders relative to this Agreement and the transactions contemplated hereby have been carried on by the parties and their counsel without the intervention of any other person in such manner as to give rise to any valid claim against CFC for a brokerage commission, finder's fee or other payment.

             (f) ACCOUNTS. All accounts receivable reflected in the financial statements referred to in paragraph 3c or thereafter acquired after the date thereof and prior to the Closing, have been and will be acquired only in the ordinary and regular course of business and will be fully collectible in full at the book value thereof (net of usual reserves for doubtful accounts consistent with prior experience) without set-off or counterclaim.

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             (g) CUSTOMER LISTS. TRPN is the sole owner of the Customer Lists free and clear of any claim thereto by any third party and of all mortgages, liens, charges or encumbrances whatsoever.

             (h) OWNERSHIP OF EQUIPMENT. Except as set forth in Exhibit C the Equipment is owned by TRPN free and clear of all mortgages, liens, charges or encumbrances whatsoever.

             (i) CONDITION OF EQUIPMENT. The Equipment is in good operating condition and capable of performing the tasks required of it in the Business.

             (j) LITIGATION. There are no actions, suits, arbitrations or other proceedings or investigations pending or threatened against or affecting TRPN which would, if determined adversely to it, adversely affect its Business, or create any mortgage, lien, charge or encumbrance on any of its assets. To TRPN's best knowledge they are not subject to any order, writ, injunction or decree of any court or any federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to the Business or such assets.

             (k) REAL PROPERTY

                 (i)  Exhibit D

             (l) EMPLOYEE CONTRACTS. TRPN is not a party to any collective bargaining or other contract with any of its employees.

             (m) TAXES. Except as set forth in F as of the closing date, TRPN will not be liable for any taxes or assessments attributable to the operation of the Business (including without limitation of the foregoing, income taxes, excise, unemployment, social security, occupation, franchise, real or personal property, sales or use taxes, import duties or charges or any penalties or interest with respect thereof), except for taxes for the current fiscal year from operations prior to closing, and for taxes payable as a result of the closing. All taxes which have become due and payable have been paid, and all returns and reports required to be filed in connection therewith have been filed with the appropriate taxing authorities. All taxes and other assessments and levies which such corporation is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are not yet payable and are held by the applicable corporation for such payment.

             (n) COMPLIANCE WITH LAW. To TRPN's best knowledge the Business has fully complied with all laws, ordinances, ruling and regulations of all constituted governmental authorities having jurisdiction with respect to the conduct of such Business, and no violations have been noted in, or issued by, any governmental authority in consequence of the conduct of such Business.

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             (o) PURCHASE ORDERS AND CONTRACTS. Neither of the TRPN Shareholders
is aware of any facts which would indicate that any of the purchase orders and contracts of TRPN will result in a loss upon completion.

             (p) DISQUALIFICATION PROVISIONS. None of the TRPN Shareholders and any officer or director of TRPN to their best knowledge is subject to any of the disqualification provisions of Regulation A of the Securities and Exchange Commission under the Securities Act of 1933 or any similar state "blue sky" law of any state.

             (q) UNREGISTERED STATUS OF CFC SHARES. Each of the TRPN Shareholders is aware that the CFC Shares have not been registered under the Securities Act of 1933, that such Shares may not be sold or otherwise transferred in the absence of such registration or an exemption therefrom, and that the certificates evidencing the CFC Shares will bear the legends set forth below and any others as may be required by law:

             THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OR CERTAIN STATES. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

             It is further understood CFC gives piggyback rights to the shares issued in the terms of this agreement to the shareholders of TRPN, and as is clarified in the private placement supplement, all shares will be registered within 180 days. Mark D. Dyer and Darren Sivertsen, TRPN shareholders agree they will not liquidate more than 3,200 shares and 1,800 shares respectfully or 5,000 shares collectively during a 30 day period.

             (r) DISCLOSURE. No representation or warranty by the TRPN Shareholders in this Agreement or any statement furnished or to be furnished by the TRPN Shareholders pursuant hereto, or in conjunction with the transactions contemplated hereby, contains or will contain any untrue or misleading statement of a material fact or omits or will omit to state a material fact necessary to make the statements so made or furnished not misleading.

             (s) ADDITIONAL WARRANTIES OF TRPN.

                 (i) TRPN is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own, lease and operate the properties used in the


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                 Business and to carry on the Business as now being conducted and as proposed to be conducted following the completion of the transactions contemplated hereby, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required by reason of its conduct of the Business.

                 (ii) The authorized capital stock of TRPN consists of 2,500 shares of Common Stock, par value $.001 per share, of which 1,000 shares are issued and outstanding, and no shares are reserved for issuance.

                 (iii) The TRPN Shares have been validly authorized and issued, are fully paid and non-assessable and to the best of such counsel's knowledge after due inquiry are owned by the TRPN Shareholders beneficially and of record, free and clear of any lien, security interest, pledge, charge, claim, option, equity, right, restriction on transfer or encumbrance of any nature whatsoever.

                 (iv) The execution and delivery by the TRPN Shareholders of this Agreement and the consummation of the transactions contemplated hereby, will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any of the terms or provisions of any agreement or instrument known to such counsel and to which TRPN or either of the TRPN Shareholders is a party or by which any of their property may be bound or affected.

                 (v) This Agreement is a valid and binding obligation of the TRPN Shareholders, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and to principles of equity which may limit the availability of specific performance in certain circumstances.

4. REPRESENTATIONS AND WARRANTIES OF CFC. CFC represents and warrants to the TRPN Shareholders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section).

             (a) ORGANIZATION; QUALIFICATION. CFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah. It has no subsidiaries. CFC has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required by reason of its conduct of such business. CFC has previously delivered to the TRPN Shareholders complete and correct copies of the certificate of incorporation and by-laws of CFC as


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
presently in effect. I sets forth the names and positions of all directors and officers of CFC.

             (b) CAPITALIZATION. The authorized capital stock of CFC consists of 100,000 shares of Common Stock, par value $.001 per share, of which 5,684,302 shares are issued and outstanding, and no shares are reserved for issuance. There is no option, warrant, call, subscription or other right, commitment or understanding that directly or indirectly calls for the issuance of any shares of capital stock of CFC. Except as set forth in Exhibit J, CFC has no equity interest in any corporation, partnership, joint venture or other entity nor is CFC subject to any obligation to make any equity investment in or other capital contribution to any corporation, partnership, joint venture or other entity.

             (c) DUE AUTHORIZATION. All necessary corporate proceedings have been had to authorize the execution and delivery by CFC of this Agreement and the consummation by CFC of the transactions contemplated hereby.

             (d) POWER TO SELL. CFC has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

             (e) FINANCIAL STATEMENTS. CFC has heretofore furnished the TRPN Shareholders with copies of its audited balance sheet as of March 31, 1996, and related statement of income for the period then ended, in each case accompanied by a report thereon by Dohan & Co., together with an unaudited balance sheet as of September 30, 1996, and related statement of income for the period then ended. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly CFC's financial position and results of operations as of, and for the periods, indicated therein.

             (f) ABSENCE OF CERTAIN CHANGES. Since the date of the most recent balance sheet referred to in the preceding paragraph, there has not been:

                 (i) any sale, lease, abandonment or other disposition by CFC of any assets other than in the ordinary course of business;

                 (ii) any damage, loss (whether or not covered by insurance) affecting such assets; or

                 (iii) any material adverse change in the condition (financial or other) of CFC's business

             (g) LITIGATION. There are no actions, suits, arbitrations or other proceedings or investigations pending or threatened against or affecting CFC which would, if determined adversely to CFC, materially and adversely affect the Business or the TRPN Shareholders' title to the CFC Shares, or create any material mortgage, lien, charge or encumbrance thereon or on any asset of CFC. CFC is not subject to any order, writ, injunction or decree of any court or any federal, State, municipal or other governmental


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department, commission, board, bureau, agency or instrumentality applicable to the CFC Shares or such assets.

             (h) BROKERS. All negotiations by CFC relative to this Agreement and the transactions contemplated hereby have been carried on by the parties and their counsel without the intervention of any other person in such manner as to give rise to any valid claim against the TRPN Shareholders for a brokerage commission, finder's fee or other payment.

             (i) ERISA. CFC has no pension, bonus, profit-sharing or retirement plans for officers or employees, and is not required to contribute to any multi-employer pension plan.

             (j) DISCLOSURE. No representation or warranty by CFC in this Agreement or any statement furnished or to be furnished by CFC pursuant hereto, or in conjunction with the transactions contemplated hereby, contains or will contain any untrue or misleading statement of a material fact or omits or will omit to state a material fact necessary to make the statements so made or furnished not misleading.

             (k) CFC represents the company has timely filed all required SEC documentation in order to comply with all issues regarding good standing status with all state and federal requirements surrounding securities issued and outstanding of CFC.

5. COVENANTS OF THE TRPN SHAREHOLDERS. The TRPN Shareholders covenant as follows.

             (a) CERTAIN ACTIONS PRIOR TO CLOSING. From and after the date of this Agreement and until the Closing, the TRPN Shareholders shall

             (i) provide CFC access to the Customer Lists and other marketing information pertinent to the providing of services or sale of products in the Business;

             (ii) use its best efforts to maintain its existing relationships with customers, suppliers and others and refrain from taking any action which might reasonably be expected to result in injury to the business reputation or good will relating to the sale of such services or products.

             (b) ACCESS TO RECORDS. During the period from the date of this Agreement through the Closing, the TRPN Shareholders shall make available to CFC and its representatives, for inspection, the books of account (including accountants' work papers) and other business records of TRPN relating to the Business and shall cooperate with CFC in making such investigations of the Business as CFC may reasonably deem appropriate, including without limitation making the employees of such corporations available to answer CFC's reasonable inquiries relating to the operations of the Business.


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             (c) NON-COMPETITION. For a period of three (3) years from and after the date of this Agreement and within the United States, neither the TRPN Shareholders nor any director, officer or other person, firm, organization, company or corporation directly or indirectly controlling or controlled by the TRPN Shareholders will own, manage, operate, join, control or participate in the ownership, management or control of any business enterprise which is engaged in the Business other than Information Management Solutions (i/mx) and its affiliates and subsidiaries and Health Management Solutions (h/mx), its affiliates and subsidiary, Sierra Health Services and its affiliates.

             (d) INDEMNIFICATION. The TRPN Shareholders shall indemnify and hold harmless CFC against and in respect of:

                 (i) any damage or deficiency resulting from misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of the TRPN Shareholders under this Agreement or from any misrepresentation of fact or misleading statement of fact in any instrument furnished or to be furnished to CFC under this Agreement; and

                 (ii) all actions, suits, proceedings, assessments, judgments, costs and expenses (including attorney's fees) reasonably incurred incident to any of the foregoing;

                 provided that CFC shall as soon as practicable after receipt of notice of any claim relating to the foregoing clauses in (i) or
                 (ii) have notified the TRPN Shareholders thereof in writing and tendered to them the defense thereof.

6. COVENANTS OF CFC. CFC covenants as follows.

             (a) COMPLETE OFFERING. CFC shall make all reasonable efforts to complete the private offering referred to in Section 7a as promptly as is reasonably practicable.

             (b) ACCESS TO RECORDS. During the period from the date of this Agreement through the Closing, CFC shall make available to the TRPN Shareholders and its representatives, for inspection, CFC's books of account (including accountants' work papers) and other business records relating to its business and shall cooperate with the TRPN Shareholders in making such investigations of such business as the TRPN Shareholders may reasonably deem appropriate, including without limitation making CFC's employees available to answer the TRPN Shareholders' reasonable inquiries relating to the operations of its business.

             (c) INDEMNIFICATION. CFC shall indemnify and hold harmless the TRPN Shareholders against and in respect of:

                 (i) any damage or deficiency resulting from misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of CFC under this


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
                 Agreement or from any misrepresentation of fact or misleading statement of fact in any instrument furnished or to be furnished to the TRPN Shareholders under this Agreement; and

                 (ii) all actions, suits, proceedings, assessments, judgments, costs and expenses (including attorney's fees) reasonably incurred incident to any of the foregoing;

                 provided that the TRPN Shareholders shall as soon as practicable after receipt of notice of any claim relating to the foregoing clauses in (i) or (ii) have notified CFC thereof in writing and tendered to it the defense thereof.

7. CONDITIONS PRECEDENT TO CFC'S OBLIGATIONS. The obligations of CFC hereunder shall be subject to the satisfaction, on or before the date of Closing, of the following conditions precedent or concurrent.

             (a) TRUTH OF REPRESENTATIONS. Each of the representations and warranties of the TRPN Shareholders contained in this Agreement shall be true and correct at and as of the time of Closing date as if made as of such time.

             (b) DELIVERY OF DOCUMENTS. All documents required to be delivered by the TRPN Shareholders at or prior to the Closing shall have been delivered.

8. CONDITIONS PRECEDENT TO THE TRPN SHAREHOLDERS' OBLIGATIONS. The obligations of the TRPN Shareholders hereunder shall be subject to the satisfaction, on or before the date of Closing, of the following conditions precedent or concurrent.

             (a) TRUTH OF REPRESENTATIONS. Each of the representations and warranties of CFC contained in this Agreement shall be true and correct at and as of the time of Closing date as if made as of such time.

             (b) DELIVERY OF DOCUMENTS. All documents required to be delivered by CFC at or prior to the Closing shall have been delivered.

             (c) OPINION OF COUNSEL. The TRPN Shareholders shall have received an opinion dated the date of Closing of Robert J. Poulson, Jr., Esq., counsel for CFC to the effect that:

                 (i) CFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah. CFC has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required by reason of its conduct of such business.


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                 (ii) The authorized capital stock of CFC consists of
                 100,000,000 shares of Common Stock, par value $.001 per share, of which 5,684,302 Shares are issued and outstanding, and no shares are reserved for issuance.

                 (iii) The CFC Shares have been validly authorized and issued, are fully paid and non-assessable.

                 (iv) All necessary corporate proceedings have been had to authorize the execution and delivery by CFC of this Agreement and the consummation by CFC of the transactions contemplated hereby.

                 (v) CFC has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                 (vi) The execution and delivery by CFC of this Agreement and the consummation of the transactions contemplated hereby, do not violate any provisions of the certificate of incorporation or bylaws of CFC and will not violate, be in conflict with, result in a breach of, or constitute (with due notice or laps of time or both) a default under, any of the terms or provisions of any agreement or instrument known to such counsel and to which CFC is a party or by which CFC or any of its property may be bound or affected.

                 (vii) This Agreement is a valid and binding obligation of CFC, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and to principles of equity which may limit the availability of specific performance in certain circumstances.

9. THE CLOSING. The Closing hereunder shall take place at ________a.m. Mountain Standard Time on January 9, 1997, at the offices of NHBC, 9495 East San Salvador Drive, Scottsdale, AZ 85258, or at such other time or place as the parties may mutually agree. At the Closing:

             (a) DOCUMENTS TO BE DELIVERED BY THE TRPN SHAREHOLDERS. The TRPN Shareholders will deliver to CFC:

                 (i) certificates evidencing the TRPN Shares, duly endorsed or accompanied by stock powers duly executed in blank; and

             (b) DOCUMENTS TO BE DELIVERED BY CFC. CFC will deliver to the TRPN
Shareholders:

                 (i) certificates evidencing the CFC Shares; and

                 (ii) the opinion referred to in Section 8e.


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             (c) COMPENSATION. The parties will execute and deliver a
Compensation Agreement in the form of L.

             (d) The TRPN shareholder loans will be repaid respectively within seven (7) working days from the date of closing.

10. POST-CLOSING TRANSACTIONS.

             (a) FURTHER INSTRUMENTS. After the Closing, on the reasonable request of either party, the others shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and documents as may be required to carry out the transactions contemplated by this Agreement.

11. MISCELLANEOUS.

             (a) CONFIDENTIALITY. Each of the parties shall, and shall cause its directors, employees, shareholders, affiliates, agents and representatives to keep confidential as proprietary and privileged information the terms and conditions contained herein, the negotiations of the parties respecting the consummation of the transactions contemplated hereby, and any other item which may be expressly identified or noticed as confidential to be non-disclosing party (collectively "confidential information"). Notwithstanding the foregoing, each of the parties shall have the right to disclose any confidential information to such of its officers, directors, employees, shareholders, agents and representatives as they need to know such confidential information in order to proceed with the transactions contemplated hereby. CFC may make a general public announcement about the subject matter of this Agreement at such time as CFC may deem appropriate. Any such announcement shall be subject to approval as to its contents by the TRPN Shareholders.

             (b) ENTIRE AGREEMENT; MODIFICATION. This Agreement and the documents delivered pursuant hereto, record the entire agreement among the parties hereto and all the representations and warranties made by any party with respect to the subject matter hereof. This Agreement may be amended only by a written instrument executed on behalf of each of the parties, or by a duly authorized officer as appropriate.

             (c) GOVERNING LAW. All questions relating to the validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws.

             (d) NOTICES. All communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed as follows:


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
                         To CFC:

                              Champion Financial
                              19 Hillsyde Court
                              Cockeysville, MD 21030

                         With copies (which shall not constitute notice) to:

                              Robert J. Poulson, Jr., Esq.
                              67 Wall Street
                              New York, NY 10005

                         To the TRPN Shareholders:

                              Mr. Mark D. Dyer
                              Chief Executive Officer
                              1607 W. Thunderhill Drive
                              Phoenix, AZ 85045

                              Mr. Darren Sivertsen
                              Chief Financial Officer
                              Three Rivers Network, Inc.
                              5015 W. Sahara Ave.
                              Suite 125-102
                              Las Vegas, NV 89102

                         With copies (which shall not constitute notice) to:


                              --------------------------------------

                              --------------------------------------

                              --------------------------------------


                              Attention:____________________________

             (e) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             (f) HEADINGS. The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions thereof.

             (g) SURVIVAL OF REPRESENTATIONS. The representations and warranties contained in this Agreement shall survive the closing.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.



                                        /s/ Mark D. Dyer
                                        -------------------------------------
                                        Mark D. Dyer


                                        -------------------------------------
                                        Darren Sivertsen


                                        -------------------------------------
                                        Champion Financial Corporation


                                        By: /s/ Zirk Engelbrecht
                                           ----------------------------------

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT A

                         Officers and Directors of TRPN

                Mark D. Dyer
                1607 W. Thunderhill Drive
                Phoenix, AZ 85045


                Darren S. Sivertsen
                9328 Angelfish Drive
                Las Vegas, NV 89117

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT B

                           Subsidiaries, etc. of TRPN

                                      NONE

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT C

                             Equipment Encumbrances

                                      NONE

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT D

                                 Real Property

                                      NONE

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT E

                             Employee Benefit Plan

                                      NONE

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT F

                                     Taxes

                                      NONE

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT G

                                Legal Compliance

                                      NONE

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT H

                              Certain Transactions

                                      NONE

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT I

                         Directors and Officers of CFC

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT J

                            Subsidiaries, etc. of CFC

                   NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   EXHIBIT K

                          Form of Employment Agreement